EX. 99.1

The J.G. Wentworth Company® Announces $110.8 Million Structured Settlement, Lottery and Annuity Payments Fixed Rate Asset Sale
RADNOR, PA - The J.G. Wentworth Company® (“J.G. Wentworth” or the “Company”) (NYSE: JGW), a diversified consumer financial services company, today announced that it has sold, through a private placement, up to $110.8 million of structured settlement, lottery and annuity payment streams. The assets are payments from pools of rights arising under court ordered structured settlement payments, court ordered lottery payments, and annuity payment purchase contracts primarily originated by the J.G. Wentworth and Peachtree Financial Solutions companies.
Deal Terms
“This private placement totals $110.8 million and is comprised of two asset pools. The first pool consisted of $50.8 million which closed on June 17, 2016 and generated over $18 million of net cash after paying off warehouse facilities,” said Scott Stevens, Executive Vice President and Chief Financial Officer, J.G. Wentworth. The second pool of up to $60 million is scheduled to close in the Third Quarter of this year and will generate additional cash at that time. “We are pleased with our most recent private placement as the economics are favorable compared to our last transaction and it shows we have access to multiple avenues to sell assets,” said Stevens.
Stewart A. Stockdale, Chief Executive Officer, J.G. Wentworth added, “J.G. Wentworth will continue to find new avenues for funding in addition to our traditional ABS platform. The most recent activity both demonstrates our flexibility in the funding markets and continues to provide the business with adequate levels of liquidity.”

EX. 99.1

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements.” All statements, other than statements of historical fact, are forward-looking statements. You can identify such statements because they contain words such as ‘‘plans,’’ ‘‘expects,’’ or ‘‘does expect,’’ ‘‘budget,’’ ‘‘forecasts,’’ ‘‘anticipates,’’ or ‘‘does not anticipate,’’ ‘‘believes,’’ ‘‘intends,’’ and similar expressions or statements that certain actions, events or results ‘‘may,’’ ‘‘could,’’ ‘‘would,’’ ‘‘might,’’ or ‘‘will,’’ be taken, occur or be achieved. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Consideration should be given to the areas of risk set forth under the heading “Risk Factors” in our filings with the Security and Exchange Commission (the “SEC”), including our registration statement on Form S-1 for our initial public offering, as filed with and declared effective by the SEC on November 8, 2013, and in our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our business generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.
About The J.G. Wentworth Company®
The J.G. Wentworth Company® is a diversified consumer financial services company. The Company is focused on providing direct-to-consumer access to financing needs through a variety of solutions, including: mortgage lending and refinancing, personal lending, structured settlements payment purchasing, and prepaid cards. Through the J.G. Wentworth, Peachtree Financial Solutions, and Olive Branch Funding brands, the Company is the leading purchaser of structured settlement payments.
Mortgage loans are offered by J.G. Wentworth Home Lending, LLC NMLS ID # 2925 (www.nmlsconsumeraccess.org), 3350 Commission Court, Woodbridge, VA 22192; 888-349-3773.
For more information about The J.G. Wentworth Company®, visit www.jgw.com or use the information provided below.
This announcement shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of our securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.

Contacts:
The J.G. Wentworth Company®
Erik Hartwell, VP, Investor Relations
866-386-3853
investor@jgwentworth.com

or

Media Inquiries
The Glover Park Group
Becky Reeves
202-295-0139
breeves@gpg.com

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